                                                                      Exhibit 15

                   INDEPENDENT ACCOUNTANTS AWARENESS LETTER



  June 5, 2000


  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C.  20549

  Commissioners:

  We are aware that our report dated May 9, 2000, on our review of interim financial information of Baxter International Inc. (the "Company") for the period ended March 31, 2000, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated June 5, 2000.


  Very truly yours,

  /s/ PricewaterhouseCoopers LLP
  ------------------------------

  PricewaterhouseCoopers LLP